Exhibit 10.60

CONFIDENTIAL TREATMENT REQUESTED. *********** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

WFNIA/CA

SCA-11043

Schedule No. 11043 to the

Master Index License Agreement for Index Based Funds

between

MSCI Inc. (“MSCI”)

and

BlackRock Institutional Trust Company, N.A. (formerly, Barclays

Global Investors, N.A.)

(“Licensee”)

dated as of March 18, 2000 (the “Agreement”)

Effective Date of this Schedule No. 11043 is September 1, 2010. This Schedule shall not be effective until signed by both parties.

I.	NAME OF THE INDEX(ES):

MSCI KLD Social 400 Index

MSCI USA ESG Select Index

II.	DESCRIPTION OF THE FUND(S)

Licensee may use the Index and Marks solely with respect to the Fund(s) listed in this Schedule No. 11043.

The Fund(s) are to be issued, sold and traded on a public basis in accordance with the applicable rules of the exchange(s) below and all applicable securities laws, rules and regulations.

The Funds(s) shall be limited to: United States domestic unit trust shares, whose interests may be listed and traded on national securities exchanges or stock markets.

The Fund(s) shall be exchange traded. They must be listed and traded on a U.S. regulated securities exchange, automated quote system or other regulated U.S. securities market.

Neither the Agreement nor this Schedule gives Licensee the right to create or offer any futures, options or other derivatives based on the Indexes. Notwithstanding the foregoing, Licensee may hold futures, options or other derivative securities as constituent holdings of the Fund(s).

A copy of the relevant prospectus or offering document of the Fund(s) is attached hereto as Exhibit 1. The Fund(s) may not contain any share class other than those specified in the relevant prospectus or offering documents attached hereto.

Name and Detailed Description of the Fund(s):

iShares MSCI USA ESG Select Social Index Fund

iShares MSCI KLD 400 Social Index Fund

Each of the funds seeks to provide exposure to the appropriate underlying index before fees and expenses.

Each Fund will be named or identified as indicated above. Licensee may not materially change the name or description of any of the Fund(s) above without the prior written consent of MSCI.

MSCI acknowledges and agrees that the Licensee marks are and will remain the exclusive property of Licensee, and that all goodwill that attaches to the Licensee marks as a result of their use in the Composite Marks will redound to the exclusive benefit of Licensee. Licensee acknowledges and agrees that the MSCI Marks are and will remain the exclusive property of MSCI, and that all goodwill that attaches to the MSCI Marks as a result of their use by Licensee including, without limitation, in the Composite Marks, will redound to the exclusive benefit of MSCI. The Composite Marks will be owned neither by Licensee nor MSCI. Neither party will register or apply for registration of the Composite Marks. Upon termination of this Schedule, neither party will have ownership of or the right to use the Composite Marks. However, the parties’ respective ownership rights will persist in the constituent MSCI Marks and Licensee Marks that together comprise the Composite Marks.

III.	LICENSE FEES:

If Licensee is the only ETF licensee in the United States for the specified index below, the following annual license fees will apply:

MSCI USA ESG Select Index

Licensee will pay an annual License Fee ***********.

MSCI KLD Social 400 Index

AUM of the Relevant Fund	Annual License Fee
***********	***********
***********	***********
***********	***********

For each index above, in the event that Licensee is not the sole licensee for ETFs in the United States based on the index, Licensee will pay an annual License Fee ***********.

***********.

For purposes of this Schedule, “AUM” shall mean a Fund’s average daily assets under management during the relevant period. “Expense Ratio” shall mean the amount of a Fund’s assets used to pay its expenses during a given time period, expressed as a percentage of the Fund’s average daily net assets over the same time period, including without limitation, the total management fee, rule 12b-1 fees (or the equivalent) and all other Fund expenses. A Fund’s Expense Ratio shall be the Fund’s “Total Fund Operating Expense” as published by a Fund for the relevant period. Notwithstanding anything to the contrary contained herein, ***********.

For purposes of clarity, the fees are calculated per Fund and not in aggregate.

IV.	SPECIAL CONDITIONS:

Licensee acknowledges and agrees that:

•

MSCI is the owner or licensor of the Services under this Schedule and all title and ownership rights in and to the Services, and all rights therein and legal protections with respect thereto, remain exclusively with

MSCI and/or its licensors, if any. Licensee will not challenge or contest, or assist any third party in challenging or contesting the validity of MSCI’s and/or its licensors’ rights in or to the Services.

•

The Services do not constitute an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and MSCI and its affiliates and information and service providers for the Services do not endorse, approve or otherwise express any opinion regarding any issuer, security, financial product or instrument or trading strategy. The Services are not, and are not intended to constitute, investment advice or a recommendation to make (or refrain from making) any kind of investment decision and may not be relied on as such.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule No. 11043 as of the effective date set forth above.

MSCI Inc.		BlackRock Institutional Trust Company, N.A. (formerly, Barclays Global Investors, N.A.)

By:	/s/ Paul Friedman	By:	/s/ GD Flynn
	Name: Paul Friedman		Name: GD Flynn
	Title: Executive Director		Title: MD

BlackRock Institutional Trust Company, N.A. (formerly, Barclays Global Investors, N.A.)

By:	/s/ Mark Roberts
Name: Mark Roberts
Title: Director

EXHIBIT 1 TO SCHEDULE NO. 11043

[copy of relevant prospectus or offering document]

EXHIBIT B

DATA LICENSE

(document attached)